Exhibit 3.1

Underwriting AGREEMENT

May ●, 2021

Greenbrook TMS Inc.

890 Yonge Street, 7th Floor

Toronto, Ontario M4W 3P4

Attention:              William Leonard, President and Chief Executive Officer

Dear Sir:

Based on and subject to the terms and conditions set out in this Agreement (as defined herein), Stifel, Nicolaus & Company, Incorporated (the “Lead Underwriter”), Canaccord Genuity LLC and BTIG, LLC (together with the Lead Underwriter, the “U.S. Underwriters”) and Stifel Nicolaus Canada Inc., Canaccord Genuity Corp. and Bloom Burton Securities Inc. (the “Canadian Underwriters” and, collectively with the U.S. Underwriters, the “Underwriters”) hereby offer to purchase on an underwritten basis, severally and not jointly, in their respective proportions set out in Section 16 of this Agreement, from Greenbrook TMS Inc. (the “Corporation”), and the Corporation hereby agrees to sell to the Underwriters on the Closing Date (as defined herein), ● Common Shares (as defined herein) (the “Initial Shares”), at a price of $● per Initial Share (the “Offering Price”), for aggregate gross proceeds to the Corporation of $●.

In addition, the Corporation hereby grants an option (the “Over-Allotment Option”) to the Underwriters entitling the Underwriters to purchase from the Corporation, on and subject to the terms and conditions contained herein, in whole or in part at any one time, until 11:59 p.m. (Toronto time) on the 30th day following the Closing Date, up to an additional ● Common Shares (the “Option Shares”) at the Offering Price. If and to the extent that the Lead Underwriter, on behalf of the Underwriters, shall have determined to exercise the Over-Allotment Option, the Underwriters shall have the right to purchase, severally and not jointly, the Option Shares from the Corporation on the same basis as the Initial Shares. If the Lead Underwriter, on behalf of the Underwriters, elects to exercise such Over-Allotment Option, in whole or in part, the Lead Underwriter shall notify the Corporation in writing, which notice shall specify the number of Option Shares to be purchased by the Underwriters and the date (the “Option Closing Date”) on which such Option Shares are to be purchased. The Option Closing Date may be the same as the Closing Date but not earlier than the later of (i) the Closing Date and (ii) two Business Days (as defined herein) after the date of receipt by the Corporation of such notice. Option Shares may be purchased solely for the purpose of covering over-allotments and for market stabilization purposes. If any Option Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase the percentage of such Option Shares (subject to such adjustments to eliminate fractional Common Shares as the Underwriters may determine) equal to the percentage set out opposite the name of such Underwriter in Section 16 of this Agreement.

Unless the context otherwise requires, all references to “Offered Shares” shall assume the exercise of the Over-Allotment Option and shall include the Option Shares issuable upon the exercise thereof. The offering of the Offered Shares (including, for certainty, any Option Shares issued in connection with the exercise of the Over-Allotment Option) by the Corporation is hereinafter referred to as the “Offering”.

The Offered Shares may be distributed to Purchasers (as defined herein) resident in: (i) each of the provinces of Canada (other than Québec) (the “Canadian Qualifying Jurisdictions”) pursuant to the Canadian Prospectus (as defined herein); (ii) the United States (as defined herein) in a public offering pursuant to the Registration Statement and the U.S. Prospectus (each as defined herein); and (iii) jurisdictions other than the Canadian Qualifying Jurisdictions and the United States as may be mutually agreed by the Corporation and the Lead Underwriter, provided that the Offered Shares may lawfully be sold in such jurisdictions on a basis exempt from the prospectus, registration and similar requirements of any such jurisdictions (collectively with the Canadian Qualifying Jurisdictions and the United States, the “Selling Jurisdictions”).

The Corporation has prepared and filed with the securities regulatory authorities in each of the Canadian Qualifying Jurisdictions (the “Canadian Securities Regulators”) a preliminary short form base PREP prospectus dated May 4, 2021 relating to the distribution of the Offered Shares pursuant to Canadian Securities Laws (as defined herein). Such preliminary short form base PREP prospectus, including as the context may require any documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “Canadian Preliminary Prospectus.”

The Corporation has also prepared and filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Canadian Securities Regulators and the SEC, a registration statement on Form F-10 (File No. 333-255762) for the registration of the Offering under the U.S. Securities Act (as defined herein) including the Canadian Preliminary Prospectus with such changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC. Such prospectus used in the United States, including the documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “U.S. Preliminary Prospectus”; and such registration statement on Form F-10, as amended to include the U.S. Preliminary Prospectus, is herein called the “Initial Registration Statement”. The Corporation has also prepared and filed with the SEC an Appointment of Agent for Service of Process and Undertaking on Form F-X (the “Form F-X”) at or prior to the time of the Initial Registration Statement on Form F-10.

In addition, the Corporation (a) has prepared and filed (i) with the Canadian Securities Regulators, a final short form base PREP prospectus dated May 11, 2021 relating to the distribution of the Offered Shares (including as the context may require any documents incorporated therein by reference and any supplements or amendments thereto) (the “Canadian Final Prospectus”), pursuant to NI 44-101 and NI 44-103 (each as defined herein), omitting the PREP Information (as defined herein) in accordance with the rules and procedures set forth in NI 44-103 (the “PREP Procedures”), and (ii) with the SEC an amendment or amendments to the Initial Registration Statement to include the Canadian Final Prospectus (with such changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) omitting the PREP Information (the “U.S. Final Prospectus”), which most recent such amendment has become effective upon filing with the SEC pursuant to Rule 467(a) (“Rule 467(a)”) under the U.S. Securities Act (as so amended, including any post-effective amendment to any earlier amendment filed pursuant to Rule 462(b) under the U.S. Securities Act that became effective upon filing with the SEC pursuant to Rule 467(a), and including the exhibits thereto and the documents incorporated by reference therein, the “Registration Statement”), and (b) will prepare and file, concurrently with the execution of this Agreement and in any event not later than 11:00 p.m. (Toronto time) on the date hereof, (i) with the Canadian Securities Regulators, in accordance with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (including as the context may require any documents incorporated therein by reference and any supplements or amendments thereto, the “Canadian Supplemented Prospectus”), and (ii) with the SEC as a prospectus supplement to the Registration Statement, the Canadian Supplemented Prospectus (with such changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (the “U.S. Supplemented Prospectus”).

The Underwriters shall be entitled to appoint a soliciting dealer group consisting of other registered dealers acceptable to the Corporation for the purposes of arranging for purchases of the Offered Shares. The Underwriters shall ensure that any investment dealer who is a member of any soliciting dealer group formed by the Underwriters pursuant to the provisions of this Agreement or with whom any Underwriter has a contractual relationship with respect to the Offering (each, a “Selling Firm”), if any, agrees with such Underwriter to comply with the covenants and obligations given by the Underwriters herein.

In consideration of the Underwriters’ services to be rendered in connection with the Offering, the Corporation shall pay to the Underwriters at Closing (as defined herein) and any Over-Allotment Closing (as defined herein) a cash commission (the “Commission”) equal to 6.0% of the gross proceeds realized by the Corporation in respect of the sale of the Offered Shares.

DEFINITIONS

In this Agreement,

“affiliate”, “associate”, “distribution”, “material change”, “material fact” and “misrepresentation” have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made hereby;

“Applicable IP Laws” means all applicable federal, provincial, state and local laws and regulations applicable to Intellectual Property in Canada, the United States and the jurisdictions in which the Corporation and/or the Subsidiaries has registered Intellectual Property;

“Applicable Marketing Materials” means the investor presentation of the Corporation entitled “Greenbrook TMS NeuroHealth Centers – Corporate Presentation”, dated May 4, 2021;

“Applicable Securities Laws” means Canadian Securities Laws and U.S. Securities Laws;

“Applicable Time” means ● p.m. (Toronto time) on May ●, 2021;

“Business Day” means a day on which the major banks are open in Toronto, Ontario and which is not a Saturday, a Sunday or a statutory or civic holiday in Toronto, Ontario;

“Canadian Final Prospectus” has the meaning ascribed thereto in the seventh paragraph of this Agreement;

“Canadian Offering Documents” means the Canadian Preliminary Prospectus, the Canadian Prospectus, the Canadian Supplemented Prospectus and any Prospectus Amendment that is filed with the Canadian Securities Regulators, including, for greater certainty, the Documents Incorporated by Reference as the context may require;

“Canadian Preliminary Prospectus” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

“Canadian Prospectus” means the Canadian Final Prospectus for which the Final Passport Decision Document has been obtained, except that, when a Canadian Supplemented Prospectus is thereafter filed with the Canadian Securities Regulators, the term “Canadian Prospectus” shall mean such Canadian Supplemented Prospectus;

“Canadian Qualifying Jurisdictions” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

“Canadian Securities Laws” means, collectively, all applicable securities laws, regulations, rules, rulings and orders in each of the Canadian Qualifying Jurisdictions together with applicable published policy statements, notices, orders, blanket rulings and other regulatory instruments of the Canadian Securities Regulators;

“Canadian Securities Regulators” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

“Canadian Supplemented Prospectus” has the meaning ascribed thereto in the seventh paragraph of this Agreement;

“Canadian Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement;

“CDD Rule” has the meaning ascribed thereto in subsection 1(q);

“CIPO” means the Canadian Intellectual Property Office;

“Claims” has the meaning ascribed thereto in Section 13;

“Clinical Trials” has the meaning ascribed thereto in subsection 5(ppp);

“Closing” means the completion of the issue and sale by the Corporation on the Closing Date of the Offered Shares as contemplated by this Agreement;

“Closing Date” means May 14, 2021 or such other date as the Corporation and the Lead Underwriter may agree upon in writing;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Lead Underwriter may agree upon in writing;

“Commission” has the meaning ascribed thereto in the ninth paragraph of this Agreement;

“Common Shares” means the common shares in the capital of the Corporation;

“comparables” has the meaning ascribed thereto in NI 44-101;

“Continuing Underwriters” has the meaning ascribed thereto in Section 16;

“Corporation” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Corporation IP” means the Intellectual Property that has been developed by or for or is being developed by or for the Corporation and/or a Subsidiary or that is being used by the Corporation and/or a Subsidiary, other than Licensed IP;

“Corporation’s Auditors” means such firm of chartered accountants as the Corporation may have appointed or may from time to time appoint as auditors of the Corporation;

“Credit Facility” means the Corporation’s $30 million secured credit facility with Oxford Finance LLC dated December 31, 2020;

“Disclosure Record” means, collectively, all of the documents that have been filed by or on behalf of the Corporation with the relevant securities regulatory authorities pursuant to the requirements of Applicable Securities Laws, including all material change reports (excluding any confidential material change reports), annual information forms, management information circulars, business acquisition reports, marketing materials, press releases, financial statements and management’s discussion and analysis of the Corporation;

“Documents Incorporated by Reference” means all financial statements, management’s discussion and analysis, management information circulars, annual information forms, material change reports, business acquisition reports, marketing materials or other documents filed by the Corporation on SEDAR and/or EDGAR, whether before or after the date of this Agreement, that are incorporated by reference, or deemed to be incorporated by reference, into the Preliminary Prospectuses, the Prospectuses, the Supplemented Prospectuses, the Time of Sale Prospectus and the Registration Statement, as the case may be, (and for these purposes references to the Preliminary Prospectuses, the Prospectuses, the Supplemented Prospectuses, the Time of Sale Prospectus and the Registration Statement shall be read to include the Documents Incorporated by Reference therein);

“EDGAR” means the system for Electronic Data Gathering, Analysis and Retrieval maintained by the SEC;

“Effective Date” means the date on which the latest amendment to the Registration Statement became effective pursuant to Rule 467(a);

“Eligible Issuer” means an issuer that meets the criteria and has complied with the requirements of NI 44-101 so as to allow it to offer its securities using a short form prospectus;

“Emerging Growth Company” has the meaning ascribed thereto in Section 2(a) of the U.S. Securities Act;

“Enforceability Qualifications” means (a) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (b) the application of equitable principles when equitable remedies are sought, including the remedies of specific performance and injunctive relief, (c) applicable laws limiting rights to indemnity, contribution, waiver, and the ability to sever unenforceable terms, and (d) the opinion of the SEC that indemnification for liabilities under the U.S. Securities Act is against public policy and therefore unenforceable, as set forth in Part II of Form F-10;

“Engagement Letter” means the engagement letter dated March 31, 2021 between the Corporation and the Lead Underwriter relating to the Offering, as amended on May 10, 2021;

“Environmental Laws” has the meaning ascribed thereto in subsection 5(gg);

“FDA” means the U.S. Food and Drug Administration of the U.S. Department of Health & Human Services;

“Final Passport System Decision Document” means the receipt issued by the Ontario Securities Commission (in its capacity as principal regulator under the Passport System) evidencing that final receipts of the Canadian Securities Regulators have been issued in respect of the Canadian Prospectus;

“Financial Statements” means the audited consolidated financial statements of the Corporation for its fiscal years ended December 31, 2020 and 2019;

“FinCEN” has the meaning ascribed thereto in subsection 1(q);

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“Form F-X” has the meaning ascribed thereto in the sixth paragraph of this Agreement;

“free writing prospectus” has the meaning set forth in Rule 405 under the U.S. Securities Act;

“Governmental Authority” means any (a) multinational, federal, national, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, bureau or agency, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the FDA, the Canadian Securities Regulators, the SEC and FINRA;

“IFRS” means International Financial Reporting Standards, which are issued by the International Accounting Standards Board, as adopted in Canada;

“Indemnified Party” or “Indemnified Parties” has the meaning ascribed thereto in Section 13;

“Initial Registration Statement” has the meaning ascribed thereto in the sixth paragraph of this Agreement;

“Initial Shares” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Intellectual Property” means intellectual property rights, including: (i) all inventions, patents and patent applications, including all continuations, continuations-in-part, divisionals, provisionals, non-provisionals, re-examinations, re-issues and extensions, and all improvements and modifications thereto, regardless of the jurisdiction in which the rights are registered, applied for or used (“Patents”); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, industrial designs and Internet domain names, including all registrations, applications and renewals for any of the foregoing, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works in whatever form or medium, including all registrations, applications and renewals for any of the foregoing; (iv) proprietary computer software (including source and object code, data, data bases and documentation); and (v) trade secrets, confidential information and know-how;

“Investor Rights Agreement” means the investor rights agreement dated May 17, 2019 between the Corporation and 1315 Capital II, LP providing for, among other things, participation rights in favour of 1315 Capital II, LP;

“knowledge” means, as it pertains to the Corporation, the information to the best of the knowledge, after due inquiry, of the following persons: William Leonard, Erns Loubser, Ed Cordell and Aniss Amdiss;

“Lead Underwriter” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Leased Premises” has the meaning ascribed thereto in subsection 5(z);

“Licensed IP” means the Intellectual Property owned by any person other than the Corporation and the Subsidiaries and which the Corporation and/or a Subsidiary uses;

“marketing materials” has the meaning ascribed thereto in NI 41-101;

“Material Adverse Effect” means any change, effect, event, occurrence or change in a state of facts that is, or would reasonably be expected to be, individually or in the aggregate, material and adverse to the business, operations, financial condition, results, assets, properties, rights, liabilities or prospects of the Corporation and the Subsidiaries (taken as a whole) or that is or is reasonably likely to be materially adverse to the completion of the transactions contemplated by this Agreement;

“Material Agreement” means any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or a Subsidiary is a party or by which the Corporation, a Subsidiary or a material portion of the assets of the Corporation or a Subsidiary is bound;

“Material Subsidiary” means each of TMS, Achieve TMS Centers, LLC, Greenbrook TMS St. Louis LLC, TMS Center of Alaska, LLC, TMS NeuroHealth Centers Owings Mills, LLC, TMS NeuroHealth Centers Rockville, LLC and Greenbrook TMS Houston LLC;

“MI 11-102” means Multilateral Instrument 11-102 – Passport System;

“Money Laundering Laws” has the meaning ascribed thereto in subsection 5(mmm);

“NASDAQ” means The NASDAQ Stock Market LLC;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 44-103” means National Instrument 44-103 – Post-Receipt Pricing;

“Notice” has the meaning ascribed thereto in Section 24;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions and its related memorandum of understanding;

“OBCA” means the Business Corporations Act (Ontario);

“OFAC” has the meaning ascribed thereto in subsection 5(ooo);

“Offered Shares” has the meaning ascribed thereto in the third paragraph of this Agreement;

“Offering” has the meaning ascribed thereto in the third paragraph of this Agreement;

“Offering Documents” means the Registration Statement, Preliminary Prospectuses, Time of Sale Prospectus, Prospectuses, Supplemented Prospectuses and any Prospectus Amendment, including, for greater certainty, the Documents Incorporated by Reference as the context may require;

“Offering Price” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Option Closing Date” has the meaning ascribed thereto in the second paragraph of this Agreement;

“Option Closing Time” means 8:00 a.m. (Toronto time) on the Option Closing Date or such other time on the Option Closing Date as the Corporation and the Lead Underwriter may agree in writing;

“Option Shares” has the meaning ascribed thereto in the second paragraph of this Agreement;

“Over-Allotment Closing” has the meaning ascribed thereto in Section 8;

“Over-Allotment Option” has the meaning ascribed thereto in the second paragraph of this Agreement;

“Passport System” means the system and procedures for prospectus filing and review under MI 11-102 and NP 11-202;

“Permits” has the meaning ascribed thereto in subsection 5(u);

“person” shall be interpreted broadly and shall include any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

“Preliminary Passport System Decision Document” means the receipt issued by the Ontario Securities Commission (in its capacity as principal regulator under the Passport System) evidencing that receipts of the Canadian Securities Regulators have been issued in respect of the Canadian Preliminary Prospectus;

“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“PREP Information” means the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus for which the Final Passport System Decision Document has been obtained, but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus;

“PREP Procedures” has the meaning ascribed thereto in the seventh paragraph of this Agreement;

“Prospectus Amendment” means any amendment or supplement to the Preliminary Prospectuses, the Prospectuses or Supplemented Prospectuses;

“Prospectuses” means, collectively, the Canadian Prospectus and the U.S. Prospectus;

“Purchasers” means the persons who, as purchasers, acquire the Offered Shares;

“Refusing Underwriter” has the meaning ascribed thereto in Section 16;

“Registered Corporation IP” means all Corporation IP that is the subject of registration with a national intellectual property office (including CIPO and the USPTO) for Intellectual Property or applications for such registration with a national intellectual property office;

“Registration Statement” has the meaning ascribed thereto in the seventh paragraph of this Agreement;

“Road Show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the U.S. Securities Act that has been made available without restriction to any person;

“Rule 467(a)” has the meaning ascribed thereto in the seventh paragraph of this Agreement;

“Rules and Regulations” has the meaning ascribed thereto in subsection 5(ttt);

“SEC” has the meaning ascribed thereto in the sixth paragraph of this Agreement;

“Selling Firm” has the meaning ascribed thereto in the eighth paragraph of this Agreement;

“Selling Jurisdictions” has the meaning ascribed thereto in the fourth paragraph of this Agreement;

“Standard Listing Conditions” has the meaning ascribed thereto in subsection 3(a)(ii);

“standard term sheet” has the meaning ascribed thereto in NI 41-101;

“Subsidiary” means a “subsidiary” (as such term is defined in National Instrument 45-106 – Prospectus Exemptions) of the Corporation;

“Supplemented Prospectuses” means, collectively, the Canadian Supplemented Prospectus and the U.S. Supplemented Prospectus;

“Taxes” has the meaning ascribed thereto in subsection 5(l);

“template version” has the meaning ascribed thereto in NI 41-101;

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the U.S. Securities Act used in connection with the Offering and listed on Schedule “A-2” hereto;

“Time of Sale Prospectus” means the U.S. Final Prospectus together with any free writing prospectuses, if any, identified in Schedule “A-1” hereto and the pricing terms set forth on Schedule “B” hereto that have been conveyed to Purchasers;

“TMS” means TMS NeuroHealth Centers Inc., a Delaware corporation;

“TMS Center” means the network of outpatient mental health service centers that specialize in Transcranial Magnetic Stimulation therapy that are operated by TMS and its subsidiaries;

“Transaction Documents” means this Agreement, the Canadian Offering Documents and the Registration Statement;

“Transfer Agent” means the registrar and transfer agent for the Common Shares, namely Computershare Investor Services Inc.;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Underwriters’ Information” means information and statements relating solely to the Underwriters which have been provided by an Underwriter to the Corporation in writing specifically for use in the Offering Documents;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934;

“U.S. Final Prospectus” has the meaning ascribed thereto in the seventh paragraph of this Agreement;

“U.S. Preliminary Prospectus” has the meaning ascribed thereto in the sixth paragraph of this Agreement;

“U.S. Prospectus” means the U.S. Final Prospectus relating to the distribution of the Offered Shares in the United States, including the documents incorporated by reference therein and any supplements thereto, except that when a U.S. Supplemented Prospectus is thereafter furnished to the Underwriters, including a U.S. Supplemented Prospectus that includes the PREP Information, after the execution of this Agreement, the term “U.S. Prospectus” shall mean such U.S. Supplemented Prospectus, including the documents incorporated by reference therein and any supplements thereto;

“U.S. Securities Act” means the United States Securities Act of 1933;

“U.S. Securities Laws” means all applicable securities laws in the United States, including the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws;

“U.S. Supplemented Prospectus” has the meaning ascribed thereto in the seventh paragraph of this Agreement; and

“U.S. Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement;

“USPTO” means the United States Patent and Trademark Office.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to “Sections”, “subsections” or “clauses” are to the appropriate section, subsection or clause of this Agreement, references herein to any agreement or instrument, including this Agreement, are deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and references herein to any legislation or enactment are deemed to be references to such legislation or enactment as the same may be amended or replaced from time to time. References to “including” shall mean “including, without limitation”.

Schedules “A-1”, “A-2”, “B” and “C” are attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein.

TERMS AND CONDITIONS

1.                   Corporation’s Covenants.

The Corporation makes the following covenants to the Underwriters and their permitted assigns, and acknowledges that each of them is relying on such covenants in purchasing the Offered Shares:

(a)	Until the date on which the distribution of the Offered Shares is completed, the Corporation will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Applicable Securities Laws to continue to qualify the distribution of the Offered Shares or, in the event that the Offered Shares or any of them, have, for any reason, ceased to so qualify, to so qualify again such securities, as applicable, for distribution under Applicable Securities Laws. The Underwriters shall be entitled to assume that the Offered Shares are registered or qualified, as applicable, for distribution in the United States and in any Canadian Qualifying Jurisdiction where the Final Passport System Decision Document shall have been obtained.

(b)	The Corporation shall, concurrently with the execution of this Agreement, prepare and file in accordance with Canadian Securities Laws and U.S. Securities Laws, the Supplemented Prospectuses and any other required documents relating to the proposed distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and in the United States, and take all other steps and proceedings that may be necessary to be taken by the Corporation in order to qualify the Offered Shares for distribution in each of the Canadian Qualifying Jurisdictions under Canadian Securities Laws and to register the Offering in the United States under U.S. Securities Laws.

(c)	Prior to the filing of the Offering Documents, the Corporation shall have permitted or permit, as the case may be, the Underwriters to review and participate in the preparation thereof (other than Documents Incorporated by Reference filed prior to the date hereof), and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations under Applicable Securities Laws, including, as applicable, in order to enable it to responsibly execute the certificate in the Canadian Offering Documents.

(d)	Prior to and at all times until the Closing Time and any Option Closing Time, the Corporation will allow the Underwriters (and their counsel and consultants) to conduct all due diligence which the Underwriters may reasonably require or which may be considered necessary or appropriate by the Underwriters. The Corporation will provide or will have provided to the Underwriters (and their counsel) reasonable access to the Corporation’s properties, senior management personnel and corporate, financial and other records, for the purposes of conducting such due diligence. Without limiting the scope of the due diligence inquiry the Underwriters (or their counsel) may conduct, the Corporation has used and shall continue to use its best efforts to make available its directors, senior management, auditors and counsel to answer any questions which the Underwriters may have, acting reasonably, and to participate in one or more due diligence sessions (such questions to be distributed reasonably in advance of each session) to be held prior to the filing of the Supplemented Prospectuses and prior to the Closing and any Over-Allotment Closing.

(e)	The Corporation covenants to use commercially reasonable efforts to fulfill or cause to be fulfilled, at or prior to the Closing Date, each of the conditions required to be fulfilled by it set out in Section 7.

(f)	The Corporation covenants to fulfill all legal requirements to permit the issuance, offering and sale of the Offered Shares, all as contemplated in this Agreement and to file or cause to be filed all documents, applications, forms or undertakings required to be filed by the Corporation and take or cause to be taken all action required to be taken by the Corporation in connection with the purchase and sale of the Offered Shares.

(g)	Until the date of the completion of the distribution of the Offered Shares, the Corporation covenants to use commercially reasonable efforts to ensure the Offering Documents comply at all times with Applicable Securities Laws.

(h)	During the period from the date hereof until the later of the Closing Date or the Option Closing Date, as applicable, and the completion of the distribution of the Offered Shares, the Corporation covenants to promptly inform the Underwriters of the full particulars of any request of any securities regulatory authority for any information, or the receipt by the Corporation of any communication from any securities regulatory authority (including the Canadian Securities Regulators and the SEC) or any other competent authority relating to the Corporation or which may be relevant to the issuance of the Offered Shares.

(i)	During the period from the date hereof until completion of the distribution of the Offered Shares, the Corporation covenants to promptly provide to the Underwriters and the Underwriters’ counsel, prior to the publication, filing or issuance thereof, any communication to the public, and will not publish those communications (unless otherwise required by Applicable Securities Laws) except with the prior approval of the Lead Underwriter, on behalf of the Underwriters, acting reasonably and without delay.

(j)	The Corporation covenants to apply the net proceeds from the Offering in accordance with the parameters described in the Prospectuses.

(k)	The Corporation covenants to advise the Underwriters promptly of the filing of the Supplemented Prospectuses (and any related documents) and will provide evidence satisfactory to the Underwriters, acting reasonably, of such filing.

(l)	The Corporation covenants to advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	the issuance by any Canadian Securities Regulator or the SEC of any order suspending or preventing the use of the Offering Documents or the institution, threatening or contemplation of any proceeding for any such purposes;

(ii)	any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in the Common Shares or any securities of the Corporation having been issued by any Canadian Securities Regulator or the SEC or the institution, threatening or contemplation of any proceeding for any such purposes; or

(iii)	any requests made by any Canadian Securities Regulator or the SEC for amending or supplementing the Offering Documents or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible.

(m)	The Corporation covenants that, for a period of one year after the Closing Date, the Corporation shall use its reasonable commercial efforts to effect and maintain the listing of the Common Shares (including the Offered Shares) on NASDAQ and the TSX.

(n)	The Corporation shall allow the Underwriters to participate in the preparation of the Supplemented Prospectuses and any Prospectus Amendment that the Corporation is required to file under Applicable Securities Laws relating to the Offering.

(o)	The Corporation covenants to deliver to the Underwriters, without charge, contemporaneously with, or prior to the filing of, the Supplemented Prospectuses, unless otherwise indicated, a copy of any document filed with, or delivered to, the Canadian Securities Regulators or the SEC by the Corporation under Applicable Securities Laws with the Supplemented Prospectus.

(p)	The Corporation shall deliver comfort letters and other documents substantially similar to those referred to in Section 7, as applicable, to the Underwriters and the Underwriters’ legal counsel, as applicable, with respect to any amendment or supplement to the Supplemented Prospectuses, contemporaneously with, or prior to the filing of, any such document.

(q)	The Corporation hereby acknowledges that the Customer Due Diligence Requirements for Financial Institutions Rule (the “CDD Rule”) promulgated by the Financial Crimes Enforcement Network (“FinCEN”) require the Underwriters to identify and verify the identity of beneficial owners of its legal entity clients. Unless an exemption to the CDD Rule applies, the Corporation agrees to cooperate with, and provide to, the Underwriters all information and documents required by FinCEN in order to comply with the CDD Rule.

2.                   Underwriters’ Representations, Warranties and Covenants.

The Underwriters hereby severally represent and warrant to and covenant with the Corporation that at least one of the Underwriters is duly qualified and registered to carry on business as a securities dealer in each of the Selling Jurisdictions where the sale of the Offered Shares requires such qualification and/or registration in a manner that permits the sale of the Offered Shares on a basis described in subsection 2(a). The Underwriters further agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the U.S. Exchange Act will not offer or sell any Offered Shares in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the U.S. Exchange Act. Each of the Underwriters hereby severally (on its own behalf and not on behalf of any other Underwriters) represents and warrants to, and covenants with, the Corporation that:

(a)	it shall offer and solicit offers for the purchase of the Offered Shares in compliance with Applicable Securities Laws and the provisions of this Agreement and only from such persons and in such manner that, pursuant to Applicable Securities Laws and the securities laws of any other Selling Jurisdiction, no prospectus, registration statement or similar document need be delivered or filed, other than any prescribed reports of the issue and sale of the Offered Shares and the Offering Documents and, in the case of any jurisdiction other than the Canadian Qualifying Jurisdictions and the United States, no continuous disclosure obligations will be created;

(b)	it has delivered one copy of the Canadian Preliminary Prospectus and the Canadian Final Prospectus to each of the Purchasers, upon the Corporation obtaining the Preliminary Passport System Decision Document and the Final Passport System Decision Document, respectively;

(c)	upon the Corporation filing the Canadian Supplemented Prospectus, it shall deliver one copy of the Canadian Supplemented Prospectus to each of the Purchasers;

(d)	it shall not provide to prospective Purchasers any document or other material that would constitute an offering memorandum within the meaning of Applicable Securities Laws without the prior written consent of the Corporation;

(e)	it will not offer or sell the Offered Shares in any jurisdiction other than the Selling Jurisdictions (unless subsequently agreed to by the Corporation) in accordance with the terms of this Agreement; and

(f)	it will use its commercially reasonable efforts to complete the distribution of the Offered Shares pursuant to the Offering Documents as early as practicable and the Underwriters shall advise the Corporation in writing when, in the opinion of the Underwriters, they have completed the distribution of the Offered Shares and, if required for regulatory compliance purposes, within 30 days after the Closing Date and any Option Closing Date, provide a breakdown of the number of Offered Shares distributed and proceeds received (A) in each of the Canadian Qualifying Jurisdictions, (B) in the United States, and (C) in any other Selling Jurisdiction in which the Offered Shares are offered or sold.

It is agreed that no Underwriter will be liable for any act, omission, default or conduct by any other Underwriter under the foregoing Section 2.

3.                   Deliveries on Filing, Marketing Materials and Related Matters.

(a)	The Corporation shall deliver, or cause to be delivered, or shall have delivered or caused to be delivered, to each of the Underwriters, without charge:

(i)	at or prior to the filing thereof with the Canadian Securities Regulators:

(A)	a copy of the Canadian Preliminary Prospectus, the Canadian Prospectus, and the Canadian Supplemented Prospectus in each case signed and certified on behalf of the Corporation as required by Canadian Securities Laws, and a copy of any Prospectus Amendment filed by the Corporation under Canadian Securities Laws;

(B)	a copy of any other document required to be filed or that is otherwise delivered by the Corporation under the laws of each of the Canadian Qualifying Jurisdictions in compliance with Canadian Securities Laws;

(ii)	at or prior to the filing of the Canadian Final Prospectus with the Canadian Securities Regulators, copies of all correspondence from the TSX indicating that the application for the listing and posting for trading on the TSX of the Offered Shares has been approved for listing subject only to satisfaction by the Corporation of certain standard post-Closing conditions imposed by the TSX as set out in its approval letter in respect of the Offering (the “Standard Listing Conditions”);

(iii)	at or prior to the filing of the Canadian Supplemented Prospectus with the Canadian Securities Regulators, a “long form” comfort letter dated the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Corporation, with respect to financial and accounting information relating to the Corporation contained in the Canadian Prospectus, which letter shall be based on a review by the Corporation’s Auditors within a cut-off date of not more than two Business Days prior to the date of the letter, which letter shall be in addition to the consent letter of the Corporation’s Auditors addressed to the Canadian Securities Regulators; and

(iv)	prior to the filing of any Prospectus Amendment with the Canadian Securities Regulators, a copy of such Prospectus Amendment signed and certified as required by Canadian Securities Laws. Concurrently with the delivery of any amendment or supplement to the Supplemented Prospectuses, the Corporation shall deliver to the Underwriters and the Underwriters’ counsel, with respect to such document, documentation substantially equivalent or similar to those referred to in this Section 3, as appropriate or reasonably requested by the Underwriters in the circumstances.

(b)	The Corporation shall deliver without charge to the Underwriters, at those delivery points in the Selling Jurisdictions as the Underwriters may reasonably request, as soon as practicable and in any event in the City of Toronto no later than 2:00 p.m. (Toronto time) on the first Business Day (or for delivery locations outside of Toronto, on the second Business Day) after the filing of the Supplemented Prospectuses, and thereafter from time to time during the distribution of the Offered Shares, in such cities in the Selling Jurisdictions as the Underwriters shall notify the Corporation, as many commercial copies of the Preliminary Prospectuses, Prospectuses and Supplemented Prospectuses as the Underwriters may reasonably request for the purposes contemplated under Applicable Securities Laws. The Corporation will similarly cause to be delivered to the Underwriters, in such cities in the Selling Jurisdictions as the Underwriters may reasonably request, commercial copies of any Prospectus Amendment required to be delivered to Purchasers or prospective Purchasers. The delivery of any such Offering Documents will have constituted and constitute the Corporation’s consent to the use of such documents by the Underwriters for the distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and in the United States in compliance with the provisions of this Agreement and Applicable Securities Laws.

(c)	Delivery of the Offering Documents referred to in clause (b) above shall constitute a representation and warranty by the Corporation to the Underwriters that, as at their respective dates of filing:

(i)	all information and statements (except Underwriters’ Information) contained in the applicable Offering Document are true and correct in all material respects, and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Shares;

(ii)	no material fact or information has been omitted therefrom which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

(iii)	such documents comply in all material respects with the requirements of Applicable Securities Laws.

(d)	During the distribution of the Offered Shares, the Corporation and the Lead Underwriter shall approve in writing (prior to such time that marketing materials are provided to potential Purchasers) any marketing materials reasonably requested to be provided by the Underwriters to any potential Purchaser, such marketing materials to comply with Applicable Securities Laws. The Corporation shall file a template version of such marketing materials with the Canadian Securities Regulators as soon as reasonably practicable after such marketing materials are so approved in writing by the Corporation and the Lead Underwriter, on behalf of the Underwriters, and in any event on or before the day the marketing materials are first provided to any potential Purchaser (and such marketing materials shall be filed and/or incorporated by reference as exhibits to the Registration Statement in accordance with applicable Rules and Regulations), and such filing shall constitute the Underwriters’ authority to use such marketing materials in connection with the Offering. Any comparables may be redacted from the template version in accordance with NI 44-101 prior to filing such template version with the Canadian Securities Regulators and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Canadian Securities Regulators by the Corporation.

(e)	The Corporation and each of the Underwriters, on a several basis, covenant and agree:

(i)	not to provide any potential Purchaser with any marketing materials unless a template version of such marketing materials has been filed by the Corporation with the Canadian Securities Regulators on or before the day such marketing materials are first provided to any potential Purchaser;

(ii)	not to provide any potential Purchaser with any materials or information in relation to the distribution of the Offered Shares or the Corporation other than (A) such marketing materials that have been filed in accordance with subsection 3(e)(i), (B) the Offering Documents, and (C) any standard term sheets approved in writing by the Corporation and the Lead Underwriter; provided, for greater certainty, that the Applicable Marketing Materials were approved by the Corporation and the Lead Underwriter on May 4, 2021; and

(iii)	that any marketing materials filed in accordance with subsection 3(e)(i), and any standard term sheets approved in writing by the Corporation and the Lead Underwriter, shall only be provided to potential Purchasers in the Selling Jurisdictions where the provision of such marketing materials or standard term sheets does not contravene Applicable Securities Laws or the securities laws of any Selling Jurisdiction other than Canada or the United States.

(f)	If the U.S. Preliminary Prospectus is being used in the United States to solicit offers to buy the Offered Shares at a time when the U.S. Prospectus is not yet available to prospective Purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Preliminary Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Preliminary Prospectus is delivered to a prospective Purchaser, not misleading, or if any event shall occur or condition exist as a result of which the U.S. Preliminary Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the U.S. Preliminary Prospectus to comply with applicable law, the Corporation covenants to forthwith prepare, file with the SEC and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the U.S. Preliminary Prospectus so that the statements in the U.S. Preliminary Prospectus, as so amended or supplemented, will not, in the light of the circumstances when the U.S. Preliminary Prospectus is delivered to a prospective Purchaser, be misleading or so that the U.S. Preliminary Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the U.S. Preliminary Prospectus, as amended or supplemented, will comply with Applicable Securities Laws.

4.          Material Changes.

(a)	During the period from the date hereof until the Underwriters notify the Corporation of the completion of the distribution of the Offered Shares in accordance with their obligations in subsection 2(f), the Corporation shall promptly inform the Underwriters (and if requested by the Underwriters, confirm such notification in writing) of the full particulars of:

(i)	any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, financial condition, prospects or capital of the Corporation or the Subsidiaries on a consolidated basis;

(ii)	any material fact which has arisen or has been discovered and would have been required to have been stated in the Offering Documents had the fact arisen or been discovered on, or prior to, the date of such documents;

(iii)	any change in any material fact contained in the Offering Documents or whether any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or which would result in any misrepresentation in any of the Offering Documents, or which would result in the Offering Documents not complying (to the extent that such compliance is required) with Applicable Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Common Shares; and

(iv)	any breach or potential breach of any of the representations and warranties in subsection 3(c) and/or Section 5.

(b)	The Corporation covenants to comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of other Applicable Securities Laws, and the Corporation will prepare and file promptly any Prospectus Amendment which may be necessary and will otherwise comply with all legal requirements necessary to continue to permit the Offered Shares to be distributed in each of the Canadian Qualifying Jurisdictions and the United States as contemplated herein.

(c)	In addition to the provisions of subsections 4(a) and 4(b), the Corporation shall in good faith discuss with the Underwriters any change, event or fact contemplated in subsections 4(a) and 4(b) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Underwriters under subsection 4(a) and shall consult with the Underwriters with respect to the form and content of any Prospectus Amendment proposed to be filed by the Corporation, it being understood and agreed that no such Prospectus Amendment shall be filed with any securities regulatory authority prior to the review thereof by the Underwriters and the Underwriters’ counsel, acting reasonably and without delay (unless otherwise required by Applicable Securities Laws).

(d)	If during the period of distribution of the Offered Shares there shall be any change in Applicable Securities Laws which, in the opinion of the Underwriters, acting reasonably, requires the filing of any Prospectus Amendment, upon written notice from the Underwriters, the Corporation shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file any such Prospectus Amendment with the appropriate securities regulatory authority where such filing is required under Applicable Securities Laws.

5.          Representations and Warranties of the Corporation. The Corporation represents and warrants to the Underwriters that each of the following representations and warranties is true and correct on the date of this Agreement:

(a)	the Corporation is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Corporation has all requisite power and authority to enter into, execute, deliver and file, as applicable, each of the Transaction Documents, and to carry out its obligations hereunder and thereunder;

(b)	each of the execution and delivery of the Transaction Documents, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Offered Shares and the consummation of the transactions contemplated by the Transaction Documents, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both) (A) any statute, rule or regulation applicable to the Corporation or the Subsidiaries including Applicable Securities Laws; (B) the constating documents, by-laws or resolutions of the Corporation or the Subsidiaries which are in effect at the date hereof; (C) any Material Agreement or other document to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary is bound; or (D) any judgment, decree or order binding the Corporation or any Subsidiary or any of their respective properties or assets;

(c)	other than as disclosed in the Prospectuses in relation to the general security interest granted to Oxford Finance LLC under the Credit Facility, the Corporation does not beneficially own or exercise control or direction over 10% or more of the outstanding shares or membership interests of any company other than the Subsidiaries disclosed in writing to the Underwriters and the Corporation beneficially owns, directly or indirectly, the applicable interest in such Subsidiaries as disclosed in writing to the Underwriters free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares or membership interests, as applicable, have been duly authorized and validly issued and are outstanding as fully paid securities, as applicable, and such shares and membership interests are subject to no further call for contribution and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation or the Subsidiaries of any interest in any of such shares or membership interests or for the issue or allotment of any unissued securities in the capital of any of the Subsidiaries or any other security convertible into or exchangeable for any such securities; provided that, under operating agreements entered into prior to the date hereof, TMS has granted certain minority shareholders of certain Subsidiaries the right to tender such ownership interests in exchange for shares of TMS or a successor public company, on terms determined under the terms of the operating agreements;

(d)	the Material Subsidiaries represent all of the Subsidiaries with over $1,250,000 in trailing 12 months revenue as of December 31, 2020;

(e)	each Subsidiary is a corporation or limited liability company duly organized and validly existing under the laws of its governing jurisdiction in which it was incorporated or formed, as applicable, has all requisite corporate or limited liability power, as applicable, and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(f)	none of the Corporation or the Subsidiaries is (A) in default or in breach of the constating documents or resolutions of its directors or shareholders or (B) in default of any material obligations under any Material Agreement or other document to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary is bound;

(g)	except where no Material Adverse Effect would result, each of the Corporation and the Subsidiaries is licensed, registered or qualified as an extra-provincial, foreign corporation, foreign limited liability company or an extra-provincial partnership, as the case may be, in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction;

(h)	all consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws necessary for (i) the execution and delivery of the Transaction Documents; (ii) the issuance of the Offered Shares; and (iii) the completion of the Offering, have been made or obtained, as applicable, subject only to filing of the Supplemented Prospectuses, satisfaction by the Corporation of the Standard Listing Conditions and any post-Closing filings required by Applicable Securities Laws;

(i)	none of the Corporation or the Subsidiaries has approved, is contemplating, or has entered into any agreement in respect of, and none of the Corporation or the Subsidiaries has any knowledge of: (A) except in the ordinary course of business or as disclosed in writing to the Underwriters, the purchase of any property material to the Corporation or the Subsidiaries or assets or any interest therein or the sale, transfer or other disposition of any property of the Corporation or the Subsidiaries or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiaries whether by asset sale, transfer or sale of shares or otherwise; or (B) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or the Subsidiaries) of the Corporation or the Subsidiaries;

(j)	the Financial Statements (i) have been prepared in accordance with IFRS, consistently applied throughout the periods referred to therein, (ii) contain no misrepresentation and present fully, fairly and correctly, in all material respects, the financial position of the Corporation and the Subsidiaries as at such dates thereof and the results of the operations and the changes in the financial position of the Corporation and the Subsidiaries for the periods then ended, and (iii) contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and the Subsidiaries, and there has been no change in accounting policies or practices of the Corporation and the Subsidiaries subsequent to the date of the Financial Statements;

(k)	except as disclosed in the Prospectuses, each of the Corporation and the Subsidiaries maintains a system of internal controls sufficient to provide reasonable assurance that access to assets is permitted only in accordance with management’s general or specific authorization; and, except as disclosed in the Prospectuses, the Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act and such disclosure controls and procedures are effective;

(l)	all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiaries have been paid, except as would not have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate Governmental Authorities, except for any remittance filings that would not have a Material Adverse Effect, and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Corporation, no examination of any tax return of the Corporation or the Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiaries;

(m)	except as disclosed in the Prospectuses, there are no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any securities in the capital of the Corporation or the Subsidiaries that are outstanding and no person is entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation or any of the Subsidiaries (except as set forth in the Investor Rights Agreement and as disclosed to the Underwriters with respect to the side letter agreement dated October 15, 2018 among TMS, Advanced TMS Health Centers, Inc. and Serena-Lynn Brown); provided that, under operating agreements entered into prior to the date hereof, TMS has granted certain minority shareholders of certain Subsidiaries the right to tender such shares in exchange for shares of TMS or a successor public company, on terms determined under the terms of the operating agreements;

(n)	except as disclosed in the Prospectuses, there are no persons with registration rights or other similar rights granted by the Corporation to have any securities of the Corporation registered or qualified for distribution pursuant to any Applicable Securities Laws or the laws, rules or regulations of any other country, other than as set forth in the Investor Rights Agreement;

(o)	neither the Corporation nor any Subsidiary has declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares (except for distributions made by Subsidiaries to certain physician partners in respect of TMS Centers that are co-owned by such physician partners) and has not directly or indirectly redeemed, purchased or otherwise acquired any of its securities or agreed to do so or otherwise effected any return of capital with respect to such securities;

(p)	there are no legal or governmental actions, suits, judgments, investigations, charges or proceedings pending to which the Corporation, the Subsidiaries or, to the knowledge of the Corporation, any of the directors, officers or employees of the Corporation or the Subsidiaries is a party or to which the Corporation’s or the Subsidiaries’ property or assets are subject which if finally determined adversely to the Corporation or the Subsidiaries would be expected to result in a Material Adverse Effect and, to the knowledge of the Corporation, no such proceedings have been threatened against or are contemplated with respect to the Corporation, the Subsidiaries and/or any of their respective directors, officers or employees, or with respect to the property and assets of the Corporation or any Subsidiary (taken as a whole) and none of the Corporation or any Subsidiary is subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(q)	each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business or holds assets (including all applicable federal, state, provincial, municipal and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including all Governmental Authorities), holds all Permits under all such laws and is in compliance in all material respects with all terms of such Permits, and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or Permits, which would have a Material Adverse Effect;

(r)	the Corporation does not have knowledge of any legislation, or proposed legislation published by a legislative body, which it anticipates will cause a Material Adverse Effect;

(s)	each of the Corporation and the Subsidiaries, as applicable, owns or has the right to use under licence, sub-licence or otherwise all Intellectual Property used by the Corporation and/or the Subsidiaries in their respective businesses;

(t)	any and all of the agreements and other documents and instruments pursuant to which the Corporation or a Subsidiary holds the material property and assets thereof (including any interest in, or right to earn an interest in, any such property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof. None of the Corporation or any of the Subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all material leases, licences and claims pursuant to which the Corporation or a Subsidiary derives the interests thereof in such property and assets are in good standing in all material respects and there has been no material default under any such lease, licence or claim. The material properties (or any interest in, or right to earn an interest in, any property) of each of the Corporation and the Subsidiaries are not subject to any right of first refusal or purchase or acquisition right;

(u)	each of the Corporation and the Subsidiaries holds all of the permits, licences and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on that are material to the conduct of the business of each of the Corporation and the Subsidiaries (collectively, the “Permits”); all such Permits are valid and subsisting and in good standing and each of the Corporation and the Subsidiaries are in material compliance with each such Permit;

(v)	the Transaction Documents have been authorized and have been (or will be, at the time of filing thereof) executed and delivered by the Corporation and constitute (or will constitute, at the time of filing thereof) valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as enforcement thereof may be limited by the Enforceability Qualifications;

(w)	at the Closing Time, all necessary corporate action will have been taken by the Corporation to validly issue the Offered Shares, which upon issuance in accordance with the terms of such securities, shall be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(x)	the authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preferred shares, and as at the close of business on the Business Day immediately preceding the date hereof, ● Common Shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation. There is sufficient authorized capital for the issuance of all Common Shares issuable on exercise of all outstanding convertible securities of the Corporation;

(y)	none of the Corporation or the Subsidiaries has made any material loans to or guaranteed the obligations of any third party that remain outstanding or are in force;

(z)	with respect to each premises of the Corporation and the Subsidiaries which each of the Corporation or a Subsidiary occupies as tenant (each, a “Leased Premises”), each of the Corporation and the Subsidiaries occupies its respective Leased Premises and has the right to occupy and use such Leased Premises and each of the leases pursuant to which the Corporation or a Subsidiary occupies its respective Leased Premises is in good standing and in full force and effect under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Corporation or the Subsidiaries;

(aa)	except where no Material Adverse Effect would result, each of the Corporation and the Subsidiaries is in compliance in all respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and none of the Corporation or the Subsidiaries has or is engaged in any unfair labour practice;

(bb)	all information which has been prepared by the Corporation relating to the Corporation, the Subsidiaries and the business, property and liabilities of the Corporation and the Subsidiaries and either publicly disclosed or provided to the Underwriters, including in the Disclosure Record was, as of the respective dates of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information misleading, and to the knowledge of the Corporation, all information which has been prepared by the Corporation relating to the Corporation, the Subsidiaries and the business, property and liabilities of the Corporation and the Subsidiaries and provided to the Underwriters was, as of the respective dates of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information misleading;

(cc)	none of the directors, officers or employees of the Corporation or the Subsidiaries or any associate or affiliate of any of the foregoing had or has any interest, direct or indirect, in any material transaction or any proposed material transaction with the Corporation or the Subsidiaries;

(dd)	there have not been and there are not currently any labour disruption or conflict, or material disagreements with any employee or employees of the Corporation or the Subsidiaries which are adversely affecting or could adversely affect the business of the Corporation or the Subsidiaries;

(ee)	except as disclosed in the Prospectuses, other than as mandated by a Governmental Authority, as at the date of this Agreement, there has been no closure or suspension to the operations of the Corporation as a result of the COVID-19 pandemic. The Corporation and the Subsidiaries has been monitoring the COVID-19 pandemic and the potential impact at all of their respective operations and have put appropriate control measures in place to support the health of all of their respective employees where the Corporation and the Subsidiaries operate while continuing to operate;

(ff)	the corporate minutes and records of each of the Corporation and the Subsidiaries made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation and the Subsidiaries for the periods from May 21, 2020 to the date hereof are all of the minute books and records of the Corporation and the Subsidiaries, respectively, and contain copies of all resolutions (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other material meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or the Subsidiaries to the date hereof not reflected in such minute books and other records;

(gg)	in connection with the ownership, use, maintenance or operation of their properties and assets, including the Leased Premises, none of the Corporation or the Subsidiaries has been in violation of any applicable material federal, state, provincial, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively, the “Environmental Laws”);

(hh)	there are no pending orders, rulings or directives issued, or, to the Corporation’s knowledge, threatened against the Corporation or the Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or the Subsidiaries (including the Leased Premises);

(ii)	to the knowledge of the Corporation, there are no environmental audits, evaluations, assessments, studies or tests relating to the Corporation or the Subsidiaries except for ongoing assessments conducted by or on behalf of the Corporation or the Subsidiaries in the ordinary course;

(jj)	the Corporation and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Corporation or the Subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires or obtain similar coverage from similar insurers as may be necessary to continue the business of each of the Corporation and the Subsidiaries at a cost that would not have a Material Adverse Effect;

(kk)	other than the Underwriters (and any Selling Firm), there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement;

(ll)	neither the Corporation nor any of the Subsidiaries own any Patents; there is no material Corporation IP and there is no Corporation IP to which present or past employees of the Corporation or any Subsidiary or any of the past and present employees, consultants, contractors or agents of the Corporation or the Subsidiaries have contributed;

(mm)	the Corporation and the Subsidiaries are the sole legal and beneficial owners of, have good and marketable title to, and own all right, title and interest in and to all Corporation IP free and clear of all encumbrances, charges, covenants, conditions, options to purchase and restrictions or other adverse claims or interest of any kind or nature, except in respect of the Credit Facility, and the Corporation has no knowledge of any claim of adverse ownership in respect thereof. No consent of any person is necessary to make, use, reproduce, license, sell, modify, update, enhance or otherwise exploit any Corporation IP. None of the Corporation IP comprises an improvement to Licensed IP that would give any person any rights to the Corporation IP, including rights to license the Corporation IP. Each of the Corporation and the Subsidiaries has a valid and enforceable right to the Licensed IP used or held for use in the business of each of the Corporation and the Subsidiaries;

(nn)	all applications for registration of any Registered Corporation IP are in good standing, are recorded in the name of the Corporation or a Subsidiary and have been filed in a timely manner in the appropriate offices to preserve the rights thereto and, in the case of a provisional application, the Corporation confirms that all right, title and interest in and to the invention(s) disclosed in such application(s) have been assigned in writing (without any express right to revoke such assignment) to the Corporation or a Subsidiary. To the knowledge of the Corporation, there has been no public disclosure, sale or offer for sale of any Corporation IP anywhere in the world that may prevent the valid issue of all available Intellectual Property rights in such Corporation IP. All prior art or other information has been disclosed to the appropriate offices as required in accordance with Applicable IP Laws in the jurisdictions where the applications are pending;

(oo)	the conduct of the business of each of the Corporation and the Subsidiaries (including the use or other exploitation of the Corporation IP by each of the Corporation and the Subsidiaries or other licensees) has not infringed, violated or misappropriated any Intellectual Property right of any person in any material respect;

(pp)	none of the Corporation or the Subsidiaries is a party to any action or proceeding (including with respect to ownership of any Corporation IP), nor, to the knowledge of the Corporation, is or has any action or proceeding (including with respect to ownership of any Corporation IP) been threatened that alleges that any current or proposed conduct of the business of each of the Corporation and the Subsidiaries (including the use or other exploitation of any Corporation IP by the Corporation or the Subsidiaries or any customers, distributors or other licensees) has or will infringe, violate or misappropriate any Intellectual Property right of any person;

(qq)	neither the Corporation nor any of the Subsidiaries uses, reproduces, sub-licenses, sells, modifies, updates, enhances or otherwise exploits any Licensed IP to operate any aspect of the business of the Corporation or any of the Subsidiaries;

(rr)	there is no material Corporation IP that is licensed to or has been disclosed to any person outside of the Corporation or any of the Subsidiaries;

(ss)	each of the Corporation and the Subsidiaries has taken all actions that are customary and reasonable to protect the confidentiality of the Corporation IP;

(tt)	to the knowledge of the Corporation, it is not, and will not be, necessary for the Subsidiaries to utilize any Intellectual Property owned by or in possession of any of their employees (or people any Subsidiary currently intends to hire) made prior to their employment with a Subsidiary in a manner that is in violation of the rights of such employee or any of his or her prior employers;

(uu)	none of the Subsidiaries has received any grant or loan which is subject to repayment in whole or in part or to conversion to debt upon sale of any securities of the Corporation or the Subsidiaries or which may affect the right of ownership of the Corporation or a Subsidiary in the Corporation IP;

(vv)	to the knowledge of the Corporation, no person has interfered with, infringed upon, misappropriated, illegally exported, or violated any of the Corporation’s or the Subsidiaries’ rights in the Corporation IP;

(ww)	to the knowledge of the Corporation, there is no claim of infringement or breach by the Corporation or the Subsidiaries of any industrial or Intellectual Property rights of any other person, nor has the Corporation or the Subsidiaries received any notice or threat from any such third party, nor does the Corporation have knowledge that the use of the business names, trademarks, service marks and other industrial or Intellectual Property of the Corporation or the Subsidiaries infringes upon or breaches any industrial or Intellectual Property rights of any other person;

(xx)	there are no Intellectual Property disputes, settlement negotiations, settlement agreements or communications relating to the foregoing between the Corporation or the Subsidiaries and any other persons relating to or potentially relating to the business of the Corporation or the Subsidiaries which have not been resolved;

(yy)	each of the Corporation and the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all Applicable IP Laws of each jurisdiction in which it carries on business and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws;

(zz)	there is no Corporation IP, the use of which requires a licence from another person;

(aaa)	no litigation, legal or governmental proceedings or inquiries are pending to which the Corporation or a Subsidiary is a party or to which their respective properties are subject that would result in the revocation or modification of any certificate, authority, permit or licence necessary to conduct the business now owned or operated by the Corporation or the Subsidiaries, except where such litigation, legal or governmental proceeding or inquiry would not result in a Material Adverse Effect and no such litigation, legal or governmental proceedings or inquiries have been threatened against or, to the Corporation’s knowledge, are contemplated with respect to the Corporation or the Subsidiaries or with respect to their respective businesses, assets and/or properties;

(bbb)	none of the Subsidiaries is a reporting issuer (or equivalent) under the securities laws of any jurisdiction and has not made any filing or application to become a reporting issuer (or equivalent) in any jurisdiction;

(ccc)	there has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators) with the present or former auditors of the Corporation or its Subsidiaries;

(ddd)	the audit committee of the Corporation is comprised and operates in accordance with the requirements of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators;

(eee)	the Corporation is an Eligible Issuer and a reporting issuer under Applicable Securities Laws in each of the provinces of Canada (other than Quebec); the Corporation is not in default in any material respect of any requirement of Applicable Securities Laws nor is included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators. In particular, without limiting the foregoing, the Corporation is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and, other than in respect of material change reports previously filed on a confidential basis and thereafter made public or material change reports previously filed on a confidential basis and in respect of which no material change ever resulted, no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change report has not been filed, except to the extent that the Offering constitutes a material change;

(fff)	the currently issued and outstanding Common Shares are listed and posted for trading on the TSX and NASDAQ, and no order ceasing or suspending trading in any securities of the Corporation or prohibiting the trading of any of the Corporation’s issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened by any Governmental Authority;

(ggg)	none of the directors, officers or employees of the Corporation, any known holder of more than 10% of any class of shares of the Corporation, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (Ontario)), had or has any material interest, direct or indirect, in any transaction within the previous three years or any proposed transaction that was or is material to the Corporation or the Subsidiaries;

(hhh)	there are no “significant acquisitions” or “probable acquisitions” that would be a “significant acquisition” for the purposes of Applicable Securities Laws required to be disclosed in the Offering Documents;

(iii)	the definitive form of certificate representing the Common Shares complies with the requirements of the OBCA and does not conflict with the constating documents of the Corporation;

(jjj)	except as disclosed in the Prospectuses, each of the Corporation and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(kkk)	the Corporation has provided the Underwriters with all information reasonably requested by the Underwriters in connection with the Offering. The Corporation does not have knowledge of any material fact that has not been disclosed in the Prospectuses, or to the Underwriters in connection with the transactions contemplated hereby. The Corporation has not withheld from the Underwriters any material information relating to the Corporation or to the Offering;

(lll)	neither the Corporation nor any Subsidiary has, and to the knowledge of the Corporation, no director, officer, agent, employee or other person associated with or acting on behalf of the Corporation or the Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Officials Act (Canada) or similar anti-corruption legislation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. In addition, neither the Corporation nor any Subsidiary has engaged in, or will engage in, (i) any direct or indirect dealings or transactions in violation of U.S. federal or state criminal laws, including the Controlled Substances Act, the Racketeer Influenced and Corrupt Organizations Act or the Travel Act; or (ii) any “aiding and abetting” in any violation of U.S. federal or state criminal laws; No action, suit or proceeding by or before any U.S. court or governmental agency, authority or body or any arbitrator involving the Corporation or any Subsidiary with respect to U.S. federal or state criminal laws is pending or threatened;

(mmm)	the operations of each of the Corporation and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority or arbitrator involving the Corporation or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Corporation’s knowledge, threatened;

(nnn)	none of the Corporation or the Subsidiaries has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Corporation or the Subsidiaries and their respective operations, and will not use any proceeds of the Offering, in contravention of such legislation;

(ooo)	neither the Corporation nor any of the Subsidiaries, nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ppp)	all clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Corporation or any Subsidiary (collectively, the “Clinical Trials”) have been and are being conducted in accordance with all applicable laws where such studies and tests are being conducted, including applicable laws administered by Governmental Authorities. Neither the Corporation nor any of the Subsidiaries has received any notices or written correspondence from any Governmental Authority with respect to any Clinical Trial requiring the termination or suspension of such Clinical Trial. All such Clinical Trials are insured by the trial sponsor against such losses and risks and in such amounts as are prudent and customary in the circumstances;

(qqq)	on May 4, 2021, the Corporation filed the Canadian Preliminary Prospectus in each of the Canadian Qualifying Jurisdictions and obtained the Preliminary Passport System Decision Document dated May 4, 2021;

(rrr)	on May 11, 2021, the Corporation filed the Canadian Final Prospectus in each of the Canadian Qualifying Jurisdictions and obtained the Final Passport System Decision Document dated May ●, 2021;

(sss)	the Registration Statement has been filed with SEC and has become automatically effective upon filing with the SEC pursuant to Rule 467(a), including any post-effective amendment to any earlier amendment thereto filed pursuant to Rule 462(b) under the U.S. Securities Act, and no other document with respect to the Registration Statement has heretofore been filed with the SEC; no stop order suspending the effectiveness of the Registration Statement has been issued, and to the knowledge of the Corporation, no proceeding for that purpose has been initiated or threatened by the SEC, and to the knowledge of the Corporation, any request on the part of the SEC for additional information from the Corporation has been satisfied in all material respects; from the time of initial filing of the Registration Statement with the SEC (or, if earlier, the first date on which the Corporation engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Corporation has been and is an Emerging Growth Company;

(ttt)	(i) at each time the Registration Statement became effective with the SEC and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Registration Statement, and any amendments and supplements thereto, complied and will comply in all material respects with the requirements of the U.S. Securities Act and the rules and regulations of the SEC thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except for the omission of PREP Information in any such Registration Statement, or amendment or supplement thereto, prior to delivery of the U.S. Supplemented Prospectus; and (ii) at the time the U.S. Prospectus, the U.S. Supplemented Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), neither the U.S. Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for the omission of PREP Information in any such U.S. Prospectus prior to delivery of the U.S. Supplemented Prospectus; provided that the representations and warranties in clauses (i) and (ii) above shall not apply to statements in or omissions from the Registration Statement, the U.S. Prospectus or the U.S. Supplemented Prospectus made in reliance upon and in strict conformity with the Underwriters’ Information. To the Corporation’s knowledge, no order preventing or suspending the use of the U.S. Prospectus, the Time of Sale Prospectus or any free writing prospectus has been issued by the SEC;

(uuu)	each of the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Time of Sale Prospectus, the U.S. Supplemented Prospectus or any free writing prospectus or prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 433 under the U.S. Securities Act or General Instruction II.L of Form F-10, complied or will comply when so filed in all material respects with the requirements of the U.S. Securities Act and the Rules and Regulations, and the U.S. Prospectus and each such document delivered to the Underwriters for use in connection with the Offering was or will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by applicable Rules and Regulations;

(vvv)	the Time of Sale Prospectus as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any free writing prospectus listed on Schedule “A-1” hereto and/or Testing-the-Waters Communication does not conflict, and will not conflict, with the information contained in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and the U.S. Supplemented Prospectus, and each such free writing prospectus and/or Testing-the-Waters Communication, as supplemented by and taken together with the Time of Sale Prospectus as of the Applicable Time, did not include and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a free writing prospectus or Testing-the-Waters Communication in reliance upon and in strict conformity with the Underwriters’ Information;

(www)	the Corporation has filed a registration statement pursuant to the U.S. Exchange Act to register the Common Shares, and such registration statement has been declared effective;

(xxx)	each broadly available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(yyy)	the Corporation is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act) and is entitled to use Form F-10 under the U.S. Securities Act to register the Offering under the U.S. Securities Act. The Corporation has prepared and filed with the SEC the Form F-X in conjunction with the filing of the Registration Statement. The Form F-X conforms, and any further amendments to the Form F-X will conform, in all material respects to the requirements of the U.S. Securities Act;

(zzz)	none of the Corporation nor any of its predecessors has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder; and

(aaaa)	the Corporation is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the U.S. Securities Act; any free writing prospectus that the Corporation is required to file pursuant to Rule 433(d) under the U.S. Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the U.S. Securities Act and the applicable rules and regulations thereunder; each free writing prospectus that the Corporation has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act or that was prepared by or behalf of or used or referred to by the Corporation complies or will comply in all material respects with the requirements of the U.S. Securities Act and the applicable rules and regulations thereunder; except for the free writing prospectuses, if any, identified in Schedule “A-1” hereto, and electronic Road Shows, if any, each furnished to the Lead Underwriter before first use, the Corporation has not prepared, used or referred to, and will not, without the prior consent of the Lead Underwriter, prepare, use or refer to, any free writing prospectus.

6.          Closing Deliveries. The purchase and sale of the Offered Shares shall be completed at the Closing Time and any Option Closing Time, as applicable, at the offices of Torys LLP, Toronto, Ontario, or at such other place as the Lead Underwriter and the Corporation may agree. At or prior to the Closing Time and any Option Closing Time, as applicable, the Corporation shall duly and validly deliver to the Underwriters, in electronic or certificated form, the Offered Shares through the facilities of The Depository Trust Company unless the Lead Underwriter, on behalf of the Underwriters, shall otherwise instruct, against payment by the Underwriters to the Corporation, at the direction of the Corporation, in lawful money of the United States or Canada as may be agreed between the Corporation and the Underwriters by wire transfer(s) of an amount equal to the aggregate purchase price for the Offered Shares being issued and sold hereunder less the Commission and any reasonable and documented out-of-pocket expenses of the Underwriters payable by the Corporation to the Underwriters in accordance with Section 14.

7.                   Closing Conditions. The obligation of the Underwriters to purchase the Offered Shares at the Closing Time shall be subject to the satisfaction of each of the following conditions (it being understood that the Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of the following terms and conditions or any other or subsequent breach or non-compliance of the Corporation, provided that to be binding on the Underwriters any such waiver or extension must be in writing and signed by each of them):

(a)	the Underwriters shall have received an opinion, dated as of the Closing Date and subject to customary qualifications, of Torys LLP, Canadian counsel to the Corporation, or from local counsel in the Canadian Qualifying Jurisdictions (it being understood that such counsel may rely to the extent appropriate in the circumstances, (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of the Transfer Agent as to the issued capital of the Corporation; and (ii) as to matters of fact not independently established, on certificates of the Corporation’s Auditors or a public official) with respect to the following matters:

(i)	as to the incorporation and subsistence of the Corporation under the OBCA and as to the corporate power and capacity of the Corporation to own and lease its properties and assets and to conduct its business as contemplated in the Canadian Prospectus, and to carry out the Offering and the transactions contemplated under the Transaction Documents and to perform its obligations hereunder and thereunder, respectively;

(ii)	as to the authorized and issued and outstanding share capital of the Corporation;

(iii)	that the Corporation has taken all necessary corporate action to authorize the: (a) execution and delivery of this Agreement and to perform its obligations thereunder; and (b) creation, issuance and delivery of the Offered Shares;

(iv)	that the execution and delivery of the Transaction Documents and the performance by the Corporation of its obligations thereunder does not and will not conflict with, result in a breach of or create a state of facts which, whether with or without the giving of notice or lapse of time or both, will result in a breach or violation of any of the terms, conditions or provisions of (A) the articles or by-laws of the Corporation, (B) the resolutions of the board of directors or the shareholders of the Corporation, (C) the OBCA, or (D) the TSX Company Manual;

(v)	that this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to the Enforceability Qualifications;

(vi)	that the Over-Allotment Option has been duly and validly authorized and granted by the Corporation and the Option Shares issuable upon the exercise of the Over-Allotment Option have been duly and validly allotted and reserved for issuance by the Corporation and, upon the exercise of the Over-Allotment Option including receipt by the Corporation of payment in full therefor, the Option Shares will be duly and validly created, authorized, issued and outstanding as fully paid and non-assessable shares of the Corporation;

(vii)	all approvals, permits, consents, orders and authorizations have been obtained, all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under Canadian Securities Laws to qualify the distribution of the Offered Shares to the public in each of the Canadian Qualifying Jurisdictions through dealers duly and properly registered under the applicable laws of each of the Canadian Qualifying Jurisdictions who have complied with the relevant provisions of such laws and the terms of their registration;

(viii)	all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the Canadian Offering Documents, and the filing or furnishing, as applicable, of the Offering Documents under Applicable Securities Laws;

(ix)	subject to the qualifications, assumptions, limitations and understandings set out therein, the statements set out in the Canadian Prospectus under the headings “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations” are true and correct as at the date of the Canadian Prospectus;

(x)	that the attributes of the Common Shares conform in all material respects with the description thereof contained in Canadian Prospectus;

(xi)	the Offered Shares have been duly authorized and validly issued as fully paid and non-assessable shares of the Corporation;

(xii)	the form of share certificate representing the Common Shares has been duly approved and adopted by the Corporation and complies with the constating documents of the Corporation, the OBCA and the TSX Company Manual;

(xiii)	the Offered Shares have been conditionally approved for listing on the TSX, subject only to satisfaction by the Corporation of the Standard Listing Conditions;

(xiv)	that the Transfer Agent, at its principal offices in the City of Toronto, Ontario, has been duly appointed as the transfer agent and registrar for the Common Shares;

(xv)	as to such other matters as the Underwriters’ legal counsel may reasonably request prior to the Closing Time.

(b)	the Underwriters shall have received an opinion, dated as of the Closing Date and subject to customary qualifications, of Torys LLP, U.S. counsel to the Corporation (which may be combined with the opinion contemplated by clause (a) above), that:

(i)	no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority in the United States, which has not been obtained, taken or made, is required by the Corporation under any applicable law for the issuance and sale of the Offered Shares by the Corporation in the United States;

(ii)	subject to the qualifications, assumptions, limitations and understandings set out therein, the statements set out in the U.S. Prospectus under the heading “Certain United States Federal Income Tax Considerations” are true and correct as at the date of the U.S. Prospectus;

(iii)	the Corporation is not and, after giving effect to the offering and sale of the Offered Shares and the application of their proceeds as described in the Time of Sale Prospectus and the U.S. Prospectus under the heading “Use of Proceeds”, will not be required to be registered as an investment company under the U.S. Investment Company Act of 1940, and the rules and regulations of the SEC promulgated thereunder;

(iv)	the Registration Statement has become effective under the U.S. Securities Act, and no stop order suspending its effectiveness has been issued by the SEC;

(v)	the Registration Statement, as of the Effective Date, and the U.S. Prospectus, as of the date of the U.S. Supplemented Prospectus, and the Form F-X, as may be amended as of the Effective Date, appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which no opinion need be expressed;

(vi)	the Corporation has made all requisite notifications to NASDAQ with respect to the Offering (other than any post-closing notifications in respect of changes in outstanding Common Shares, as to which such counsel shall express no opinion);

(vii)	in addition, such counsel shall state that (i) as of the Effective Date, the Registration Statement or any amendment thereto prior to the Closing Date (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference), did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Time of Sale Prospectus (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference) did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) at the Closing Date, the U.S. Supplemented Prospectus and any amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference) did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)	the Underwriters shall have received favourable legal opinions by local counsel in the governing jurisdiction of each Material Subsidiary, in form and substance satisfactory to the Underwriters acting reasonably, dated as of the Closing Date, and with respect to the following matters: (i) the existence of the Material Subsidiary under the laws of its governing jurisdiction; (ii) as to the registered ownership of the issued and outstanding shares of the Material Subsidiary; (iii) that the Material Subsidiary has all requisite corporate power under the laws of its governing jurisdiction to carry on its business as presently carried on and as proposed to be carried on and to own or lease its properties and assets; (iv) to the knowledge of such counsel, there are no actions, suits, proceedings or investigations, pending or threatened, against the Material Subsidiary; and (v) to the knowledge of such counsel, there are no execution or judgements against the Material Subsidiary, nor any petitions into bankruptcy or any other bankruptcy proceeding against the Material Subsidiary;

(d)	the Underwriters shall have received a favourable legal opinion, dated as of the Closing Date of Morgan, Lewis & Bockius LLP, U.S. healthcare regulatory counsel to the Corporation, in form and substance reasonably satisfactory to the Underwriters;

(e)	the Underwriters shall have received lock-up agreements duly executed by the directors and executive officers of the Corporation and by Greybrook Health Inc., substantially in the form attached as Schedule “C” hereto;

(f)	the Underwriters shall have received an incumbency certificate, dated as of the Closing Date, including specimen signatures of the Chief Executive Officer, the Chief Financial Officer and any other officer of the Corporation signing this Agreement or any document delivered hereunder;

(g)	the Underwriters shall have received a certificate, dated as of the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Underwriters, acting reasonably), to the effect that, to the best of their knowledge, information and belief, after due enquiry and without personal liability:

(i)	the representations and warranties of the Corporation in this Agreement are true and correct in all material respects (or, if qualified by materiality, in all respects) as if made at and as of the Closing Time and the Corporation has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Closing Time;

(ii)	no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of the Common Shares in the Canadian Qualifying Jurisdictions or the United States has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending or threatened;

(iii)	the constating documents of the Corporation delivered at Closing are full, true and correct copies, unamended, and in effect on the date thereof;

(iv)	the minutes or resolutions or other records of various proceedings and actions of the Corporation’s board of directors relating to the Offering and delivered at Closing are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof; and

(v)	subsequent to the respective dates as at which information is given in the Prospectuses and Supplemented Prospectuses, there has been no Material Adverse Effect, material change or event or occurrence that would reasonably be expected to result in a Material Adverse Effect or material change; and each such statement shall be true and the Underwriters shall have no knowledge to the contrary;

(h)	the Underwriters shall have received a letter dated as of the Closing Date, in form and substance satisfactory to the Underwriters, from the Corporation’s Auditors confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to subsection 3(a)(ii) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Underwriters;

(i)	the Offered Shares shall have been conditionally approved for listing on the TSX, subject only to satisfaction by the Corporation of the Standard Listing Conditions;

(j)	if so required by the Rules and Regulations of NASDAQ, the Corporation shall have submitted a notice of listing of additional shares with NASDAQ with respect to the Offering;

(k)	the Underwriters shall have received a certificate from the Transfer Agent as to the number of Common Shares issued and outstanding as at a date no more than two Business Days prior to the Closing Date;

(l)	FINRA shall have confirmed to the Underwriters that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Offering;

(m)	the Underwriters shall not have exercised any rights of termination set forth in this Agreement; and

(n)	the Underwriters shall have received such further documents as may be contemplated by this Agreement or as the Underwriters may reasonably require, provided, however, that the Underwriters or their counsel shall request any such certificate or document within a reasonable period prior to the Closing Time such that is sufficient for the Corporation to obtain and deliver such certificate, opinion or document.

The Corporation agrees that the aforesaid legal opinions and certificates to be delivered at the Closing Time will be addressed to the Underwriters and the Underwriters’ counsel.

8.                   Over-Allotment Option Closing Conditions. The obligation of the Underwriters to purchase the Option Shares at the Option Closing Time (in the event that the Over-Allotment Option is exercised by the Lead Underwriter, on behalf of the Underwriters) shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the Option Closing Date and the performance by the Corporation of its obligations under this Agreement. Any such closing shall be referred to as an “Over-Allotment Closing” and shall be conducted in the same manner as the Closing. At any Over-Allotment Closing, the Corporation and the Underwriters shall make all necessary payments and the Corporation shall, at its sole expense, deliver all of the certificates, opinions and other documents to be delivered by it on the Closing Date, each updated to the date of any such Over-Allotment Closing.

9.                   All Terms to be Conditions. The Corporation agrees that the conditions contained in Section 7 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and that it will use its commercially reasonable efforts to cause all such conditions to be complied with. The Corporation further agrees that all representations, warranties, covenants and other terms of this Agreement shall be and shall be deemed to be conditions, and any breach or failure to comply with any of them will entitle any of the Underwriters to terminate its obligations to purchase the Offered Shares, by written notice to that effect given to the Corporation at or prior to the Closing Time and any Option Closing Time.

10.               Termination Events. Any Underwriter may terminate its obligations on or before Closing and any Over-Allotment Closing if, commencing on the date hereof and prior to the Closing Time or Option Closing Time, as applicable:

(a)	there shall occur or be discovered by the Underwriters (or any of them) any material change in the business, financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Corporation and the Subsidiaries (taken as a whole) or any change in any material fact contained or referred to in the Time of Sale Prospectus, the Supplemented Prospectuses or any amendment or supplement thereto, or there shall exist any material fact which is, or may be, of such a nature as to render the Time of Sale Prospectus, the Supplemented Prospectuses or any amendment or supplement thereto, untrue, false or misleading in a material respect or result in a misrepresentation (other than a change or fact related solely to the Underwriters), in each case, which in the reasonable opinion of the Underwriters (or any of them), seriously adversely affects or may seriously adversely affect, the business, operations or affairs of the Corporation and the Subsidiaries taken as a whole or prevents or restricts trading in or the distribution of the Common Shares or seriously adversely affects or might reasonably be expected to seriously adversely affect the market price or value of the Common Shares;

(b)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is instituted, announced or threatened or any order is issued by any Governmental Authority or otherwise (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Underwriters), or there is any change of law, or the interpretation or administration thereof, which in the reasonable opinion of the Underwriters (or any of them), operates to prevent or restrict the trading in the Common Shares or the distribution of the Common Shares, seriously adversely affects or may seriously adversely affect, the business, operations or affairs of the Corporation and the Subsidiaries taken as a whole or seriously adversely affects or might reasonably be expected to seriously adversely affect the market price or value of the Common Shares;

(c)	there should be announced, develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, acts of hostilities or escalation thereof (including as a result of the COVID-19 pandemic, but only to the extent there are any material adverse developments in Canada or the United States related thereto after the date of this Agreement) or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or any action, law, regulation or inquiry which, in the reasonable opinion of the Underwriters (or any of them), materially adversely affects or involves, or may materially adversely affect or involve, the financial markets in Canada or the United States, seriously adversely affects or may seriously adversely affect, the business, operations or affairs of the Corporation and the Subsidiaries taken as a whole, prevents or restricts trading in or the distribution of the Common Shares or seriously adversely affects or might reasonably be expected to seriously adversely affect the market price or value of the Common Shares; or

(d)	the Corporation is in material breach of a term, condition or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement becomes or is false in a material respect (or, in the case of representations or warranties qualified by materiality, in any respect).

Upon the occurrence of any of the foregoing events, any Underwriter shall be entitled to terminate and cancel its obligations to the Corporation hereunder by written notice to that effect given to the Corporation and the Lead Underwriter prior to the Closing and any Over-Allotment Closing.

11.               Exercise of Termination Right. If this Agreement is terminated by any of the Underwriters pursuant to Section 10, there shall be no further liability to the Corporation on the part of such Underwriter or of the Corporation to such Underwriter, except in respect of any liability that may have arisen or may thereafter arise under Sections 13 and 14. The right of the Underwriters or any one of them to terminate their respective obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. A notice of termination given by one Underwriter under Section 10 shall not be binding upon the other Underwriters.

12.               Survival of Representations and Warranties. All terms, warranties, representations, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Offered Shares and will continue in full force and effect for the benefit of the Underwriters and/or the Corporation, as the case may be, regardless of any subsequent disposition of the Offered Shares or any investigation by or on behalf of the Underwriters with respect thereto for a period ending on the latest date under Canadian Securities Laws (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that an action may be commenced or a right of rescission may be exercised with respect to a misrepresentation contained in the Canadian Prospectus or, if applicable, any Prospectus Amendment in respect thereof. The Underwriters and/or the Corporation, as the case may be, will be entitled to rely on the representations and warranties of the other parties contained in this Agreement or delivered pursuant to this Agreement notwithstanding any investigation, which the Underwriters and/or the Corporation may undertake or which may be undertaken on the Underwriters’ and/or Corporation’s behalf, as the case may be.

13.               Indemnity and Contribution.

The Corporation agrees to indemnify and hold harmless the Underwriters (and any investment dealer who is a member of any soliciting dealer group formed by the Underwriters pursuant to the provisions of this Agreement or with whom any Underwriter has a contractual relationship with respect to the Offering) and each of their subsidiaries and affiliates, and each of their respective directors, officers, employees, partners, agents and advisors (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all losses (except loss of profit), inquiry, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel in connection with any inquiry, action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the performance of professional services rendered to the Corporation by an Indemnified Party hereunder or otherwise in connection with the matters referred to in this Agreement, whether performed before or after the Corporation’s execution of this Agreement, including in connection with Claims relating to or arising from the following:

(a)	any information or statement (except any information or statement relating solely to or provided by the Underwriters) contained in the Offering Documents, which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or any omission or any alleged omission to state therein any fact or information (except facts or information relating solely to the Underwriters and provided by the Underwriters) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they are made;

(b)	the omission or alleged omission to state in any certificate of the Corporation or of any officers of the Corporation delivered in connection with the Offering any material fact (except facts or information relating solely to the Underwriters and provided by the Underwriters) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(c)	any order made or any Claim commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority, based upon any misrepresentation or alleged misrepresentation (except a misrepresentation relating solely to the Underwriters and provided by the Underwriters) in the Offering Documents (except any document or material delivered or filed solely by the Underwriters) based upon any failure or alleged failure to comply with Applicable Securities Laws (other than any failure or alleged failure to comply by the Underwriters) preventing and restricting the trading in or the sale of the Common Shares under the Offering;

(d)	the non-compliance or alleged non-compliance by the Corporation with any material requirement of Applicable Securities Laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; or

(e)	breach of any representation, warranty or covenant of the Corporation contained in this Agreement or the failure of the Corporation to comply in all material respects with any of its obligations hereunder, and further agrees to immediately reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim; provided that the foregoing indemnity shall not be applicable to any Indemnified Party in respect of any Claim to the extent the losses, expenses, claims, actions, damages or liabilities covered by such Claim are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the gross negligence, willful misconduct, or fraud of such Indemnified Party.

The Corporation also agrees that no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting Claims on the Corporation’s behalf or in right for or in connection with the performance of professional services rendered to the Corporation by an Indemnified Party hereunder or otherwise in connection with the matters referred to in this Agreement, whether performed before or after the Corporation’s execution of this Agreement, except to the extent that any losses, expenses, Claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the Indemnified Party’s breach of this Agreement, or the gross negligence, willful misconduct or fraud of such Indemnified Party.

In the event and to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable determines that an Indemnified Party breached this Agreement, or was grossly negligent or guilty of willful misconduct, fraud or dishonesty in connection with a Claim in respect of which the Corporation has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party shall immediately reimburse such funds to the Corporation and thereafter this indemnity shall not apply to such Indemnified Party in respect of such Claim.

In case any Claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any Claim in respect of which indemnification may be sought against the Corporation, the Indemnified Party will give the Corporation prompt written notice of any such Claim of which the Indemnified Party has knowledge and the Corporation will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel reasonably acceptable to the Indemnified Parties affected and the payment of all reasonable fees and out-of-pocket expenses. Failure by the Indemnified Party to so notify shall not relieve the Corporation of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in the forfeiture by the Corporation of substantive rights or defences or to the extent that the Corporation is materially prejudiced thereby.

No admission of liability and no settlement, compromise or termination of any Claim shall be made without the Corporation’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld.

Notwithstanding that the Corporation will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	the employment of such counsel has been authorized in writing by the Corporation;

(b)	the Corporation has not assumed the defence within a reasonable period of time after receiving notice of such Claim;

(c)	the named parties to any such Claim include both the Corporation and the Indemnified Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between the Corporation and the Indemnified Party; or

(d)	the Indemnified Party has been advised in writing by counsel that there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Corporation, which makes representation by the same counsel inappropriate.

The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights an Indemnified Party may have at common law or otherwise.

If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or insufficient to hold them harmless, then the Corporation shall contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Indemnified Parties on the other hand, but also the relative fault of the Corporation and the Indemnified Parties, as well as any other equitable considerations which may be relevant; provided that the Corporation shall, in any event, contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim, any amount in excess of the fees actually received by the Indemnified Parties hereunder in which case such fees and expenses will be for the Corporation’s account.

The Corporation hereby acknowledges the Underwriters as trustee for each of the other Indemnified Parties of the Corporation’s covenants under this indemnity with respect to such persons and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

14.               Expenses. Except as set out in this Section 14, the Corporation shall pay all expenses and fees in connection with the Offering, including: (i) all fees and expenses of or incidental to the creation, issue, sale or distribution of the Offered Shares and the filing of the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Supplemented Prospectuses (including any fees and expenses relating or payable to (A) the Canadian Securities Regulators and the SEC, (B) the listing and qualification of the Offered Shares on the TSX, (C) the printing and mailing of the Offering Documents, (D) the qualification, registration, or exemption, if required, of the Offered Shares under the securities laws of those states in which the Underwriters determine to offer the Offered Shares, including the costs of preparing, printing and mailing the “Blue Sky” surveys and the fees and disbursements of counsel to the Underwriters in connection therewith, (E) any COBRA desk or other filings with FINRA, (F) the Corporation’s travel (if any) in connection with “roadshow” informational meetings and presentations for the brokerage community and institutional investors, (G) settlement in same day funds, if desired by the Corporation, and (H) registrar and transfer agent fees); (ii) the fees and expenses of the Corporation’s legal counsel and of local counsel to the Corporation; and (iii) all costs incurred in connection with the preparation of documentation relating to the Offering, in each case whether or not the Offering is completed. The Underwriters shall pay all fees and expenses of the Underwriters’ legal counsel in connection with the Offering, but for greater certainty will not be responsible for: (i) costs of preparing, printing and mailing any “Blue Sky” surveys and the reasonable and documented fees and disbursements of legal counsel to the Underwriters in connection therewith; or (ii) any COBRA desk or other filings with FINRA; provided that, if for any reason the Offering is not completed, other than as a result of the Underwriters’ refusal, unwillingness or inability to proceed, the Corporation will reimburse the Underwriters for their reasonable and accountable out-of-pocket expenses (including the fees and disbursements of the Underwriters’ legal counsel not to exceed $150,000) relating to the Offering.

15.               Standstill Period. During the period commencing on the date hereof and ending on the day which is 90 days following the Closing Date, the Corporation shall not, without the prior written consent of the Lead Underwriter, on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed, directly or indirectly, issue, agree to issue, or announce an intention to issue, any Common Shares or any securities convertible into or exchangeable for Common Shares, or enter into any agreement or arrangement under which the Corporation acquires or transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or agree to become bound to do so, or disclose to the public any intention to do so, except with respect to: (i) securities of the Corporation issued pursuant to existing employee benefit plans of the Corporation (or substantially similar renewals and/or amendments thereof) in accordance with past practices, including the filing with the SEC of any amended or new registration statements on Form S-8 related thereto; (ii) securities of the Corporation issuable upon exercise of outstanding warrants, options and other derivative securities of the Corporation; (iii) securities of the Corporation issued in connection with any arm’s length acquisition; (iv) common share purchase warrants of the Corporation that may become issuable to Oxford Finance LLC in connection with the Credit Facility; (v) filings with the SEC and/or the Canadian Securities Regulators, as applicable, of prospectuses and/or registration statements, as applicable, to qualify a base shelf prospectus of the Corporation; or (vi) Common Shares under the Offering (including, for greater certainty, Option Shares under the Over-Allotment Option).

16.               Underwriters’ Obligations. The Underwriters’ obligations under this Agreement shall be several and not joint, and the Underwriters’ respective obligations and rights and benefits hereunder shall be as to the following percentages:

Stifel, Nicolaus & Company, Incorporated	44%
Canaccord Genuity LLC	25%
BTIG, LLC	21%
Bloom Burton Securities Inc.	10%

If an Underwriter (a “Refusing Underwriter”) shall not complete the purchase and sale of the Offered Shares which such Underwriter has agreed to purchase hereunder for any reason whatsoever, the other Underwriters (the “Continuing Underwriters”) shall be entitled, at their option, to purchase all but not less than all of the Offered Shares which would otherwise have been purchased by such Refusing Underwriter pro rata according to the number of Offered Shares to have been acquired by the Continuing Underwriters hereunder or in such proportion as the Continuing Underwriters shall agree in writing. If the Continuing Underwriters do not elect to purchase the balance of the Offered Shares pursuant to the foregoing:

(a)	the Continuing Underwriters shall not be obliged to purchase any of the Offered Shares that any Refusing Underwriter is obligated to purchase; and

(b)	the Corporation shall not be obliged to sell less than all of the Offered Shares,

and the Corporation shall be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer, in which event there shall be no further liability on the part of the Corporation or the Continuing Underwriters, except pursuant to the provisions of Sections 13 and 14. Nothing in this Agreement shall oblige any affiliate of any Underwriter that is not party to this Agreement to purchase any Offered Shares.

17.               Right of First Refusal. From the period commencing on the date of this Agreement and expiring 12 months from the date hereof, the Lead Underwriter shall be provided with the exclusive right and opportunity, but shall have no obligation, to act as the Corporation’s book-running underwriter, placement agent, arranger, financial advisor, structuring agent, or in any other similar capacity, for any public offering of equity securities, including an “at-the-market” offering (whether securities are offered, placed or sold in the United States or Canada in such transaction) with not less than 30% of any syndicate to be formed in respect thereof, such transaction subject to the Corporation and the Lead Underwriter agreeing to mutually acceptable fee arrangements, acting reasonably and in good faith. If the Corporation is intending to proceed with any such issuance or has received a proposal for any such issuance, the Corporation shall provide the Lead Underwriter notice of the proposed terms thereof (including the commission payable to that underwriter or agent) and the Lead Underwriter shall have an opportunity to respond to the Corporation within 48 hours that it is are desirous of acting as underwriter or agent, or otherwise participating, as the case may be, in such offering on behalf of the Corporation on the terms and conditions contained therein. If the Lead Underwriter declines in writing or does not respond within the aforesaid 48 hour period, the Corporation may proceed with such offering through another investment dealer, provided that the arrangements with such investment dealer is entered into within 30 days thereafter and provided further that the terms and conditions of any such engagement shall be no more favourable to such other investment dealer than the terms and conditions offered to the Lead Underwriter. Any fees payable by the Corporation to the Lead Underwriter pursuant to the foregoing shall be in addition to the payments and reimbursements set forth in Section 14.

18.               Underwriters’ Authority. The Corporation shall be entitled to and shall act on any notice, request, direction and other communication given or agreement entered into by or on behalf of the Underwriters by the Lead Underwriter who shall represent the Underwriters and have authority to bind the Underwriters hereunder, except for any matters pursuant to Sections 7, 8, 10, 11 or 13.

19.               Conflict. The Corporation acknowledges that the Underwriters and their affiliates carry on a range of businesses, including providing stockbroking, investment advisory, research, investment management and custodial services to clients and trading in financial products as agent or principal. It is possible that the Underwriters and other entities in their respective groups that carry on those businesses may hold long or short positions in securities of companies or other entities, which are or may be involved in the transactions contemplated in this Agreement and effect transactions in those securities for their own account or for the account of their respective clients. The Corporation agrees that these divisions and entities may hold such positions and effect such transactions without regard to the Corporation’s interests under this Agreement.

20.               No Fiduciary Duty. The Corporation hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Offered Shares. The Corporation further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Corporation, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Corporation’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Corporation, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Corporation hereby confirms its understanding and agreement to that effect. The Corporation and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Corporation regarding such transactions, including any opinions or views with respect to the price or market for the Corporation’s securities, do not constitute advice or recommendations to the Corporation. The Corporation and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Corporation and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favour of the Corporation with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Corporation on other matters). The Corporation hereby waives and releases, to the fullest extent permitted by law, any claims that the Corporation may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Corporation in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

21.               Time of the Essence. Time shall be of the essence of this Agreement.

22.               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario and the parties hereto irrevocably attorn to the jurisdiction of the courts of such province.

23.               Funds. Unless otherwise specified, all funds referred to in this Agreement shall be in United States dollars.

24.               Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “Notice”) shall be in writing addressed as follows:

(a)	If to the Corporation, to:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor
Toronto, Ontario M4W 3P4

Attention:   William Leonard, President and Chief Executive Officer

Email:           bleonard@greenbrooktms.com

with a copy (which shall not constitute notice) to:

Torys LLP

79 Wellington Street West
Suite 3000, TD South Tower
Toronto, Ontario M5K 1N2

Attention:   Robbie Leibel / Christopher Bornhorst

Email:         rleibel@torys.com / cbornhorst@torys.com

(b)	If to the Underwriters, to:

Stifel, Nicolaus & Company, Incorporated
One Montgomery Street, Suite 3700
San Francisco, California 94104

Attention:   Lewis Chia / Michael Chien
Email:          lchia@stifel.com / mchien@stifel.com

Canaccord Genuity LLC

99 High Street, Suite 1200

Boston Massachusetts 02110

Attention:   Jennifer Pardi
Email:         jpardi@cgf.com

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention:   Mark Secrest
Email:         msecrest@btig.com

Bloom Burton Securities Inc.

65 Front Street East, Suite 300

Toronto, Ontario M5E 1B5

Attention:   James Rowland
Email:         jrowland@bloomburton.com

Stifel Nicolaus Canada Inc.

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8

Attention:   Brandon Roop
Email:          roop@stifel.com

Canaccord Genuity Corp.
161 Bay Street, Suite 3100

Toronto, Ontario M5J 2S1

Attention:   Steve Winokur
Email:          swinokur@cgf.com

with a copy (which shall not constitute notice) to:

Dentons Canada LLP

77 King Street West, Suite 400

Toronto-Dominion Centre

Toronto, Ontario M5K 0A1

Attention:   Ora Wexler

Email:          ora.wexler@dentons.com

or to such other address as any of the persons may designate by Notice given to the others.

Each Notice shall be personally delivered to the addressee or sent by email to the addressee and (i) a Notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Notice which is sent by email shall be deemed to be given and received on the first Business Day following the day on which it is sent.

25.               Entire Agreement. The provisions herein contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties including the Engagement Letter, with respect to the subject matter hereof whether verbal or written. This Agreement may be amended or modified in any respect by written instrument only.

26.               Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

27.               Public Announcement. If the Underwriters so request, the Corporation shall include a reference to the Underwriters and their role in the Offering in any press release or other public communication issued by the Corporation related to the Offering, to the extent permitted by Applicable Securities Laws and consistent with current market practice for Canadian and U.S. underwritten public equity offerings by corporate issuers. The Corporation shall provide the Underwriters with a reasonable opportunity to review a draft of any proposed announcement and an opportunity to provide comments thereon. Provided the Offering is completed, the Underwriters (or any one of them) shall be permitted to publish, at their own expense, such “tombstone” advertisements or announcements relating to the services provided in respect of the Offering in such newspapers or other publications as the Underwriters (or any one of them) consider appropriate, and shall further be permitted to post such advertisements or announcements on their websites, in each case, to the extent permitted by Applicable Securities Laws.

28.               Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

29.               Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation and the Underwriters and their respective successors and permitted assigns.

30.               Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

31.               Counterparts. This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

32.               Language. The parties hereto confirm their express wish that this agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Les parties reconnaissent leur volonté express que la présente convention ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.

33.               Facsimile, etc. The Corporation and the Underwriters shall be entitled to rely on delivery by facsimile or other electronic means of an executed copy of this Agreement and acceptance by the Corporation and the Underwriters of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and the Underwriters in accordance with the terms of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Underwriters.

Yours very truly,

stifel, nicolaus & company, incorporated

Per:
Authorized Signing Officer

CANACCORD GENUITY LLC

Per:
Authorized Signing Officer

BTIG, LLC

Per:
Authorized Signing Officer

BLOOM BURTON SECURITIES INC.

Per:
Authorized Signing Officer

STIFEL NICOLAUS CANADA INC.

Per:
Authorized Signing Officer

CANACCORD GENUITY CORP.

Per:
Authorized Signing Officer

The foregoing is hereby accepted and agreed to as of the date first written above.

GREENBROOK TMS INC.

Per:
Authorized Signing Officer

SCHEDULE “A-1”

Free Writing Prospectuses

None.

SCHEDULE “A-2”

Testing-the-Waters Communications

None.

SCHEDULE “B”

Pricing Terms

1.	The Corporation is selling [●] Common Shares.

2.	The Corporation has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Common Shares.

3.	The public offering price per Common Share is $[●].

SCHEDULE “C”

Form of Lock-Up Agreement

TO:         Stifel, Nicolaus & Company, Incorporated

Stifel Nicolaus Canada Inc.

Canaccord Genuity LLC
Canaccord Genuity Corp.

BTIG, LLC

Bloom Burton Securities Inc.

(collectively, the “Underwriters”)

RE:	Public Offering of Common Shares of Greenbrook TMS Inc.

Ladies & Gentlemen:

Reference is made to an underwriting agreement dated May [●], 2021 (the “Underwriting Agreement”) among Greenbrook TMS Inc. (the “Company”) and the Underwriters relating to the offer and sale of [●] common shares in the capital of the Company (“Common Shares”) for aggregate gross proceeds of $[●] (the “Offering”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

The undersigned is an executive officer, director or principal shareholder of the Company or an associate of an executive officer, director or principal shareholder of the Company who holds under his, her or its (as applicable) control or direction or beneficially owns Common Shares or securities convertible into, exchangeable for, or exercisable to acquire Common Shares (collectively, the “Locked-Up Securities”) and, accordingly, recognizes that the Offering will benefit the Company. For greater certainty, “Locked-Up Securities” includes Common Shares or securities convertible into, exchangeable for, or exercisable to acquire Common Shares, whether now owned or hereafter acquired. The undersigned has good and marketable title to the Locked-Up Securities and acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Offering.

In consideration of the foregoing, the undersigned hereby agrees that during the period commencing on the closing of the Offering and ending ninety (90) days thereafter (the “Lock-Up Period”), the undersigned has not and will not, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private agreement or otherwise, any Locked-Up Securities, without the prior written consent of the Lead Underwriter on behalf of the Underwriters (such consent not to be unreasonably withheld or delayed), except in respect of (i) a bona fide take-over bid or any other similar transaction made generally to all of the shareholders of the Company, provided that, in the event the change of control or other similar transaction is not completed, such Locked-Up Securities shall remain subject to this agreement; and (ii) any transfers to: (A) a spouse, parent, child or grandchild of the undersigned (a “Relative”); (B) corporations, partnerships, limited liability companies or other entities to the extent that such entities are wholly-owned by the undersigned; (C) trusts existing solely for the benefit of the undersigned and/or a Relative; or (D) a charitable organization pursuant to a bona fide gift, provided, however, that in the case of (ii), any such transferee will first execute a lock-up agreement in substantially the form hereof which lock-up agreement will remain in force for the remainder of the Lock-up Period.

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For avoidance of doubt, nothing in this agreement prohibits the undersigned from exercising any options or warrants to purchase Common Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Shares issued upon such exercises will be subject to the restrictions of this agreement.

This agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. This agreement shall not be assigned by the undersigned without the prior written consent of the Lead Underwriter on behalf of the Underwriters. This agreement is irrevocable and will be binding on the undersigned and his, her or its (as applicable) respective successors, heirs, personal or legal representatives and permitted assigns.

DATED as of this ____ day of __________________2021.

NAME OF SECURITY HOLDER:

(Signature of Securityholder)